                                                                    EXHIBIT 3.15





                          CERTIFICATE OF INCORPORATION

                                       OF

                              NEN ACQUISITION, INC.

                                    ARTICLE I

                                      Name

         The name of the corporation is NEN Acquisition, Inc. (the
"Corporation").

                                   ARTICLE II

                     Registered Office and Registered Agent

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III

                                Corporate Purpose

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                   ARTICLE IV

                                  Capital Stock

         The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $.01 per share.

                                    ARTICLE V

                                    Directors

         (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

         (2) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE VI

                Indemnification of Directors, Officers and Others

         (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections (1) and
(2). Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

         (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

         (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

         (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

         (8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

         (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII

                                     By-laws

         The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.

                                  ARTICLE VIII

                                 Reorganization

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE IX

                                    Amendment

         The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

                                    ARTICLE X

                                  Incorporator

         The name and mailing address of the sole incorporator is as follows;

Name                                                 Mailing Address
---------------------------                          ---------------------------
Megan Ainsworth                                      Shearman & Sterling
                                                     555 California Street
                                                     San Francisco, CA 94104

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of March 1997.

                                               /s/ Megan L. Ainsworth
                                               ----------------------
                                               Megan Ainsworth

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NEN ACQUISITION, INC.

         NEN ACQUISITION, INC., a Delaware corporation, HEREBY CERTIFIES AS
FOLLOWS:

         1. The name of the corporation is NEN Acquisition, Inc. (the "Corporation").

         2. The date of filing of its Certificate of Incorporation with the Secretary of State of Delaware was March 26, 1997.

         3. This Certificate of Amendment sets forth an amendment to the Certificate of Incorporation of the Corporation which was duly adopted by the written consent of the sole stockholder of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         2. Article I of the Certificate of Incorporation is hereby amended in full to be and read as follows:

                                   "ARTICLE I

                                      NAME

         The name of the Corporation is NEN Life Science Products, Inc. (the "Corporation")."

         [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its President, Richard D. Paterson, and Vice President, Mark E. Bandeen. this 1st day of July 1997.

                                        NEN ACQUISITION, INC.

                                        By: /s/ Richard D. Paterson
                                            -----------------------
                                        Name: Richard D. Paterson
                                        Title: President

                                        By: /s/ Mark E. Bandeen
                                            -------------------
                                        Name: Mark E. Bandeen
                                        Title: Vice President

                               AGREEMENT OF MERGER

         AGREEMENT OF MERGER, dated this 1st day of November, 2000, pursuant to
Section 252 of the General Corporation Law of the State of Delaware, between NEN Life Science Products, Inc., a Delaware corporation and PerkinElmer Wallac Inc., a Maryland corporation.

         WITNESSETH that:

         WHEREAS, all of the constituent corporations desire to merge into a single corporation; and

         NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         FIRST: NEN Life Science Products, Inc. hereby merges into itself PerkinElmer Wallac Inc., and said PerkinElmer Wallac Inc., shall be and hereby is merged into NEN Life Science Products, Inc. which shall be the surviving corporation.

         SECOND: The Certificate of Incorporation of NEN Life Science Products, Inc., as heretofore amended and as in effect on the date of the merger provided in this agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger, except, however, that
Article I shall be deleted in its entirety and replaced with "The name of the Corporation is PerkinElmer Life Sciences, Inc. (the "Corporation").

         THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into shares or other securities of the surviving corporation shall be as follows:

         (a) Each share of common stock of the surviving corporation, which shall be issued and outstanding on the effective date of this Agreement, shall remain issued and outstanding.

         (b) Each share of common stock of the merged corporation which shall be outstanding on the effective date of this Agreement, all rights in respect thereto shall forthwith be changed and converted into one share of common stock of the surviving corporation.

         (c) After the effective date of this Agreement, each holder of an outstanding certificate representing shares of Common stock of the merged corporation shall surrender the same to the surviving corporation and each such holder shall be entitled upon such surrender to receive the number of shares of common stock of the surviving corporation on the basis provided herein. Until so surrendered, the outstanding shares of stock of the merged corporation to be converted into the stock of the surviving corporation as provided herein, may be treated by the surviving corporation for all corporate purposes as evidencing the ownership of shares of the surviving corporation as though said surrender and exchange had taken place. After the effective date of this Agreement, each registered owner of any uncertificated shares of common stock of the merged corporation shall have said shares of cancelled and said registered owner shall be entitled to the number of common shares of the surviving corporation on the basis provided herein.

         FOURTH: The terms and conditions of the merger are as follows:

         (a) The by-laws of the surviving corporation as they shall exist on the effective date of this Agreement shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

         (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

         (c)      This merger shall become effective on January 1, 2001.

         (d) Upon the merger becoming effective, all the property, rights, privileges. franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporations as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem to be necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

         FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of any constituent corporation at any time prior to the time that this Agreement filed with the Secretary of State becomes effective. This Agreement may be amended by the Board of Directors of its constituent corporations at any time prior to the time that this Agreement filed with the Secretary of State becomes effective, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of any constituent corporation shall not (1) alter of change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof such constituent corporation, (2) alter or change any term of the Certificates of Incorporation of the surviving corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors have caused these presents to be executed by the duly authorized officers of each party hereto as the respective act, deed and agreement of said corporations as of this 1st day of November, 2000.

                                        NEN Life Science Products, Inc.

                                        By: /s/ Petri Myllyneva
                                            -------------------
                                        Title: Sr. Vice President

                                        PerkinElmer Wallac Inc.

                                        By: /s/ Jeff Ronnev
                                            ---------------
                                        Title: President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PERKINELMER LIFE SCIENCES, INC.

         PERKINELMER LIFE SCIENCES, INC., a Delaware corporation, HEREBY CERTIFIES AS FOLLOWS:

         1. The name of the corporation is PerkinElmer Life Sciences, Inc. (the "Corporation").

         2. The date of filing of its certificate of incorporation with the Secretary of State of the State of Delaware was March 26, 1997.

         3. A certificate of amendment of the Corporation's certificate of incorporation was filed with the Secretary of State of the State of Delaware on July 1, 1997.

         4. A certificate of agreement of merger was filed with the Secretary of State of the State of Delaware on November 13, 2000.

         5. This certificate sets forth an amendment to the certificate of incorporation of the Corporation which was duly adopted by the written consent of the directors of the Corporation and by the written consent of the sole stockholder of the Corporation entitled to vote thereon in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

         6. Article IV of the certificate of incorporation is hereby amended in full to read as follows:

                                   "ARTICLE IV

                                  Capital Stock

         The total number of shares of all classes of stock the Corporation shall have authority to issue is 750,000, all of which shall be shares of Common Stock, par value $.01 per share."

                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its President, John J. Engel, and its Secretary, Petri Myllyneva, this 25th day of April 2002.

                                       PERKINELMER LIFE SCIENCES, INC.

                                       By: /s/ John J. Engel
                                           -------------------------------------
                                           Name: John J. Engel
                                           Title: President

                                       By: /s/ Petri Myllyneva
                                           -------------------------------------
                                           Name: Petri Myllyneva
                                           Title: Secretary

                              CERTIFICATE OF MERGER
                                       OF
                        Packard BioChip Technologies, LLC
                                      INTO
                         PerkinElmer Life Sciences, Inc.

                                 * * * * * * * *

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent companies of the merger is as follows:

Name                                   State of Incorporation/Formation
-----------------------------------------------------------------------
Packard BioChip Technologies, LLC                  Delaware
PerkinElmer Life Sciences, Inc.                    Delaware

         SECOND: Than an agreement of merger between the parties to the merger has been approved. adopted, certified, executed and acknowledged by each of the constituent companies in accordance with the requirements of section 264 of the General Corporation Law of Delaware.

         THIRD: That the name of the corporation surviving the merger is PerkinElmer Life Sciences, Inc.

         FOURTH: That the Certificate of Incorporation of PerkinElmer Life Sciences, Inc., a Delaware corporation, which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 45 William Street, Wellesley, MA 02481.

         SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That this Certificate of Merger shall be effective on April 29, 2002.

                                       By: /s/ John L. Healy
                                           -------------------------------------
                                           John L. Healy Assistant Secretary
                                           PerkinElmer Life Sciences, Inc.

                              CERTIFICATE OF MERGER
                                       OF
                                PBCT Corporation
                                      INTO
                         PerkinElmer Life Sciences, Inc.

                                 * * * * * * * *

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME                                STATE OF INCORPORATION
----------------------------------------------------------
PBCT Corporation                           Delaware
PerkinElmer Life Sciences, Inc.            Delaware

         SECOND: Than an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is PerkinElmer Life Sciences, Inc.

         FOURTH: That the Certificate of Incorporation of PerkinElmer Life Sciences, Inc., a Delaware corporation, which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 45 William Street, Wellesley, MA 02481.

         SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That this Certificate of Merger shall be effective on April 29, 2002.

                                       By: /s/ John L. Healy on 4/26/02
                                           ----------------------------
                                       John L. Healy, Assistant Secretary
                                       PerkinElmer Life Sciences, Inc.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PERKINELMER LIFE SCIENCES, INC.

         PERKINELMER LIFE SCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: The name of the corporation is PerkinElmer Life Sciences, Inc. (the "Corporation").

         SECOND: The date of filing of its Certificate of Incorporation with the Secretary of State of Delaware was March 26, 1997.

         THIRD: A certificate of amendment of the Corporation's certificate of incorporation was filed with the Secretary of State of Delaware on July 1, 1997.

         FOURTH: A certificate of agreement of merger was filed with the Secretary of State of Delaware on November 14, 2000.

         FIFTH: A certificate of amendment of the Corporation's certificate of incorporation was filed with the Secretary of State of Delaware on April 25, 2002.

         SIXTH: A certificate of agreement of merger was filed with the Secretary of State of Delaware on December 23, 2002.

         SEVENTH: A certificate of agreement of merger was filed with the Secretary of State of Delaware on December 24, 2002.

         EIGHTH: This certificate sets forth amendments to the certificate of incorporation of the Corporation which were duly adopted by the written consent of the directors of the Corporation and by the written consent of the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

         NINTH: Article I of the certificate of incorporation is hereby amended in full to read as follows:

                                   "ARTICLE I

                                      Name

   The name of the corporation is PerkinElmer LAS, Inc. (the "Corporation")."

         TENTH: Article IV of the certificate of incorporation is hereby amended in full to read as follows:

                                   "ARTICLE IV

                                  Capital Stock

                           The total number of shares of all classes of stock
                  that the Corporation shall have authority to issue is 2,000,000, all of which shall be shares of Common Stock, par value $.01 per share."

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officers this 26th day of March 2003.

                                        PERKINELMER LIFE SCIENCES, INC.



                                        By:    /s/ Peter B. Coggins
                                            ----------------------------
                                            Name: Peter B. Coggins
                                            Title:   President

                                        By:   /s/ Kenneth L. Horton
                                            ---------------------------
                                            Name: Kenneth L. Horton
                                            Title: Vice President

                              CERTIFICATE OF MERGER

                                       OF

                           PERKINELMER INSTRUMENTS LLC

                                  WITH AND INTO

                              PERKINELMER LAS, INC.

         Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

         FIRST: The name of the surviving corporation is PerkinElmer LAS, Inc., a Delaware corporation (the "Surviving Corporation"). The name of the limited liability company being merged into the Surviving Corporation is PerkinElmer Instruments LLC, a Delaware limited liability company (the "Merging LLC").

         SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the Surviving Corporation and the Merging LLC in accordance with Section 18-209 of the Delaware Limited Liability Company Act and Section 264(c) of the Delaware General Corporation Law.

         THIRD: The name of the surviving domestic corporation is PerkinElmer LAS, Inc.

         FOURTH: The merger is to become effective at 12:01 a.m., Eastern Standard Time, on March 31, 2003.

         FIFTH: The Agreement and Plan of Merger is on file at 549 Albany Street, Boston, MA 02118-2512, the place of business of the Surviving Corporation.

         SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the Surviving Corporation or any member of the Merging LLC.

         IN WITNESS WHEREOF, said Surviving Corporation has caused this certificate to be signed by an authorized person, the 28th day of March, 2003.

                                                 PERKINELMER LAS, INC.




                                                 By:    /s/ Kenneth L. Horton
                                                      -------------------------
                                                      Name: Kenneth L. Horton
                                                      Title: Vice President
                                                       An Authorized Person


                                      -2-